EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-43593 and 333-190192 on Form S-8 of our report dated June 24, 2025, appearing in this Annual Report on the Form 11-K of the Lithia Motors, Inc. 401(k) Plan for the year ended December 31, 2024.

/s/ KBF CPAs - Audit, LLP

Lake Oswego, Oregon
 June 24, 2025